Exhibit 7

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates,   DaimlerChrysler Debenture-Backed Series
*CUSIP: 21988G486                      2002-4

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2003.

INTEREST ACCOUNT

Balance as of August 1, 2002 ...................................           $0.00
         Scheduled Income received on securities ...............   $3,286,890.75
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to the Holders ...........................  -$3,286,890.00
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.75
Balance as of February 1, 2003 .................................           $0.00

PRINCIPAL ACCOUNT

Balance as of August 1, 2002 ...................................           $0.00
         Scheduled Principal received on securities ............           $0.00

LESS:
         Distribution to Holders ...............................          -$0.00
Balance as of February 1, 2003 .................................           $0.00

                UNDERLYING SECURITIES HELD AS OF February 1, 2003

      Principal Amount                       Title of Security
      ----------------                       -----------------
        $66,287,000        DaimlerChrysler Corporation, formerly known as
                           Chrysler Corporation, 7.45% Debentures due February
                           1, 2097
                           *CUSIP: 171196AS7

        $22,100,000        DaimlerChrysler Corporation, formerly known as
                           Chrysler Corporation, 7.40% Debentures due August
                           1, 2097
                           *CUSIP: 171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.